Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Intercreditor Agreement”) dated as of February 1, 2005, is by and between GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (“GMAC CF”), as agent for the GMAC Facility Lenders defined below (in such capacity, along with any successors and assigns acting as agent for the GMAC Facility Debt (as defined below), the ”GMAC Facility Agent”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Note Agreement (as defined below) (in such capacity, the “Trustee”) and collateral agent for the Noteholders (as defined below) (in such capacity, along with any successors and assigns acting as agent for the Note Debt (as defined below), the ”Note Agent”).

R E C I T A L S:

A.                                   GMAC Facility Agent and GMAC Facility Lenders have entered into financing arrangements with the GMAC Borrowers and GMAC Guarantors (as each term is hereinafter defined), pursuant to which GMAC Facility Lenders have made revolving credit loans to the GMAC Borrowers and may, upon certain terms and conditions, continue to make revolving credit loans and provide other financial accommodations to the GMAC Borrowers secured by a security interest in the Working Capital Collateral (as such term is hereinafter defined). GMAC Borrowers and GMAC Guarantors may also, in the future, grant security interests in the Note Collateral (as such term is hereinafter defined) to GMAC Facility Agent.

B.                                     Pursuant to the Note Agreement (as defined below), the Noteholders have purchased the Notes (as defined below) issued by Edgen Acquisition Corporation, the obligations for which were immediately assumed by Edgen Corporation (“Edgen”), as successor by merger.  The Notes have been guaranteed by the Note Guarantors and secured by a security interest in the Collateral.

C.                                     GMAC Facility Agent, on behalf of GMAC Facility Lenders, and Note Agent, on behalf of itself, the Trustee and the Noteholders, desire to enter into this Intercreditor Agreement to (i) confirm the relative priorities of the security interests of GMAC Facility Agent, on behalf of GMAC Facility Lenders, and Note Agent, on behalf of itself, the Trustee and the Noteholders, in the assets and properties of the Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to GMAC Facility Lenders and Noteholders hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.                                       DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1.                              “Additional Notes” means any Notes issued under the Indenture after the date of the Indenture, as part of the same series as the Initial Notes.

1.2.                              “Agent” shall mean each of the GMAC Facility Agent and the Note Agent.

1.3.                              “Agreements” shall mean, collectively, the GMAC Facility Loan Documents and the Note Documents.

1.4.                              “Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of each Obligor, except assets and properties expressly excluded pursuant to the GMAC Facility Loan Documents or the Note Documents.

1.5.                              “GMAC Borrowers” shall mean Edgen Carbon Products Group, L.L.C. and Edgen Alloy Products Group, L.L.C., together with each of their permitted successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such permitted successor or assign.

1.6.                              “GMAC Facility Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to GMAC Facility Agent and the GMAC Facility Lenders evidenced by or arising under the GMAC Facility Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the GMAC Facility Loan Agreement or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.7.                              “GMAC Facility Lenders” shall mean GMAC CF, each of the other lenders now or hereafter party to the GMAC Facility Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the GMAC Facility Debt at any time and from time to time).

1.8.                              “GMAC Facility Loan Agreement” shall mean the Amended and Restated Loan and Security Agreement, dated as of February 1, 2005, among the GMAC Facility Agent, the GMAC Facility Lenders, the GMAC Borrowers and the GMAC Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated.

1.9.                              “GMAC Facility Loan Documents” shall mean the GMAC Facility Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of GMAC Facility Agent and the GMAC Facility Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

1.10.                        “GMAC Guarantors” shall mean any guarantor of the GMAC Facility Debt from time to time, together with each of their permitted successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such permitted successor or assign.

1.11.                        “Initial Notes” means the first $105.0 million aggregate principal amount of Notes issued under the Note Agreement on the date of the Note Agreement.

1.12.                        “Insolvency Proceeding” shall mean, as to any Person, any of the following: (i) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal, State or foreign bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, or (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets, or (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person, or (iv) any assignment for the benefit of creditors or any marshalling of assets of such Person.

1.13.                        “Insurance Proceeds” shall mean proceeds or payments from insurance with respect to any loss, casualty or damage to the Collateral.

1.14.                        “Inventory” shall mean and include as to each Person all of such Person’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Person, and all documents of title or other documents representing them.

1.15.                        “Lenders” shall mean, collectively, GMAC Facility Agent, GMAC Facility Lenders, Note Agent and Noteholders, and their respective successors and assigns, being sometimes referred to herein individually as a “Lender”.

1.16.                        “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.17.                        “Lien Enforcement Action” means (a) any action by any Lender to foreclose on the Lien of such Person in any Collateral, (b) any action by any Lender to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors but excluding all remittance of collections to blocked accounts established by or for the benefit of the GMAC Facility Agent and/or the GMAC Facility Lenders), and/or (c) the commencement by any Lender of any legal proceedings against any Obligor or with respect to any Collateral to facilitate the actions described in (a) and (b) above.

1.18.                        “Maximum GMAC Facility Debt” shall mean $25,000,000.

1.19.                        “Note Agreement” shall mean the Indenture dated as of February 1, 2005, among the Note Agent, the Trustee, the Noteholders, Edgen and the guarantors party thereto from time to time, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated.

1.20.                        “Note Collateral” shall mean all Collateral, excluding the Working Capital Collateral.

1.21.                        “Note Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to the Note Agent, the Trustee or any Noteholder evidenced by or arising under the Note Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Note Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

1.22.                        “Note Documents” shall mean the Note Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Note Agent, the Trustee or any Noteholder in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

1.23.                        “Noteholders” shall mean each Person in whose name a Note is registered on the books of the Registrar (as defined in the Note Agreement).

1.24.                        “Note Guarantors” shall mean any guarantor of the Note Debt from time to time, together with each of their permitted successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such permitted successor or assign.

1.25.                        “Notes” means the 9 7/8% Senior Secured Notes due 2011 (including without limitation, Additional Notes).

1.26.                        “Obligors” shall mean, collectively, the GMAC Borrowers, GMAC Guarantors, Edgen and Note Guarantors, and shall include each of their permitted successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such permitted successor or assign (each individually, an “Obligor”).

1.27.                        “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.28.                        “Receivables” shall mean and include, as to any Person, all accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including promissory notes and other instruments evidencing indebtedness owed to such Person by any Affiliate (as defined in the GMAC Facility Loan Agreement) of such Person), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Person, each of which is arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, and all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to GMAC Facility Agent under the GMAC Facility Loan Documents.

1.29.                        “Release Event” means, individually and collectively, a Release Event (GMAC) and/or a Release Event (Note).

1.30.                        “Release Event (GMAC)” means (a) prior to the occurrence of an Insolvency Proceeding by or against any Obligor: the occurrence and continuance of an Event of Default (as such term is defined in the GMAC Facility Loan Agreement) or the taking of any Lien Enforcement Action with respect to the Working Capital Collateral by the GMAC Facility Agent or the GMAC Facility Lenders, provided that any Release Event (GMAC) occurring prior to an Insolvency Proceeding by or against any Obligor shall cease to constitute a Release Event (GMAC) as of the occurrence of such Insolvency Proceeding if the GMAC Facility Lenders continue making loans or providing letter of credit accommodations (whether pursuant to the GMAC Facility Loan Documents or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency Proceeding, or (b) after the occurrence of an Insolvency Proceeding by or against any Obligor: the occurrence of any of the following: (i) the entry of an order of a Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of any portion of any Obligor’s assets or (ii) the taking of any Lien Enforcement Action described in clauses (a) and (b) of the definition of such term with respect to Working Capital Collateral by the GMAC Facility Agent or the GMAC Facility Lenders or the entry of an order of a Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing the GMAC Facility Agent or the GMAC Facility Lenders to take any Lien Enforcement Action with respect to Working Capital Collateral.

1.31.                        “Release Event (Note)” means (a) prior to the occurrence of an Insolvency Proceeding by or against any Obligor: the occurrence and continuance of an Event of Default (as such term is defined in the Note Agreement) or the taking of any Lien Enforcement Action with respect to the Note Collateral by the Note Agent or the Noteholders, provided that any Release Event (Note) occurring prior to an Insolvency Proceeding by or against any Obligor shall cease to constitute a Release Event (Note) as of the occurrence of such Insolvency Proceeding if the Noteholders consent to the use of cash collateral after the occurrence of such Insolvency

Proceeding, or (b) after the occurrence of an Insolvency Proceeding by or against any Obligor: the occurrence of any of the following: (i) the entry of an order of a Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of any portion of any Obligor’s assets or (ii) the taking of any Lien Enforcement Action described in clauses (a) and (b) of the definition of such term with respect to Note Collateral by the Note Agent or the Noteholders or the entry of an order of a Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing the Note Agent or the Noteholders to take any Lien Enforcement Action with respect to Note Collateral.

1.32.                        “Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of December 31, 2004, among Edgen Acquisition Corporation, as Purchaser, Edgen, the stockholders party thereto as Sellers, and the Sellers’ Representative (as defined therein).

1.33.                        “Working Capital Collateral” shall mean all Receivables and Inventory of the Obligors, wherever located and whether now in existence or hereafter arising, together with all of each Obligor’s right, title and interest in and to (i) all merchandise returned or rejected by Customers (as defined in the GMAC Facility Loan Agreement), relating to or securing any of the Receivables; (ii) all of each Obligor’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Obligor from any Customer relating to the Receivables; (iv) all supply agreements and agreements with Customers with respect to Receivables and Inventory, indemnification claims under the Acquisition Documents (as defined in the GMAC Facility Loan Agreement) solely to the extent relating to Receivables and Inventory, and warranty claims relating to any Inventory; (v) if and when obtained by any Obligor, all real and personal property of third parties in which such Obligor has been granted a lien or security interest as security for the payment or enforcement of Receivables; (vi) commercial tort claims solely to the extent related to any of the foregoing; and (vii) all Term Intercompany Notes (as defined in the GMAC Facility Loan Agreement) required under the terms of Section 6.11(ii) of the GMAC Facility Loan Agreement to be secured by the security agreement described in such Section; all of each Obligor’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software (owned by any Obligor or in which it has an interest), computer programs, tapes, disks and documents relating to any of the foregoing; and all proceeds and products of all of the foregoing in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, Insurance Proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

1.34.                        All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein.  All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.                                       SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1.                              GMAC Facility Agent hereby acknowledges that Note Agent, for the benefit of itself, the Trustee and the Noteholders, has been granted Liens upon all of the Collateral pursuant to the Note Documents to secure the Note Debt.  Note Agent hereby acknowledges that GMAC Facility Agent, for the benefit of the GMAC Facility Lenders, (a) has been granted Liens upon all of the Working Capital Collateral pursuant to the GMAC Facility Loan Documents to secure the GMAC Facility Debt and (b) may, at the option of one or more Obligors, be granted Liens upon the Note Collateral pursuant to the GMAC Facility Loan Documents to secure the GMAC Facility Debt.

2.2.                              Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Agent in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens of GMAC Facility Agent with respect to the Working Capital Collateral to the extent that such Liens secure the GMAC Facility Debt have and shall have priority over the Liens of Note Agent with respect to the Working Capital Collateral and such Liens are and shall be junior and subordinate to the Liens of GMAC Facility Agent with respect to the Working Capital Collateral to the extent that such Liens secure the GMAC Facility Debt, in each case to the extent such Liens of GMAC Facility Agent are valid, perfected and enforceable.  Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Agent in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens of Note Agent with respect to the Note Collateral to the extent that such Liens secure the Note Debt have and shall have priority over the Liens of GMAC Facility Agent with respect to the Note Collateral and such Liens are and shall be junior and subordinate to the Liens of Note Agent with respect to the Note Collateral to the extent that such Liens secure the Note Debt, in each case to the extent such Liens of Note Agent are valid, perfected and enforceable.

2.3.                              The priorities of the Liens provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the GMAC Facility Debt or the Note Debt, nor by any action or inaction which any of the Lenders may take or fail to take in respect of the Collateral.  GMAC Facility Agent agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Working Capital Collateral to the Lien, indebtedness or claim of any other creditor of any Obligor without the prior written consent of Note Agent.  Note Agent agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Lien in any Note Collateral to the Lien, indebtedness or claim of any other creditor of any Obligor without the prior written consent of GMAC Facility Agent.

2.4.                              Subject to Sections 2.2 and 2.9, (w) after the occurrence and during the continuance of an Event of Default (as defined in the GMAC Facility Loan Documents) of which GMAC Facility Agent has provided written notice to the Note Agent in accordance with Section 4.7 (provided that the foregoing notice shall be deemed to have been given automatically upon Edgen’s issuance of a Change of Control Offer (as defined in Section 4.10 of the Note

Agreement)), (x) after the occurrence and during the continuance of an Event of Default (as defined in the Note Documents) of which Note Agent has provided written notice to GMAC Facility Agent in accordance with Section 4.7, (y) after the exercise of remedies by GMAC Facility Agent and/or Note Agent and/or (z) after the acceleration by the GMAC Facility Agent of any GMAC Facility Debt or the acceleration by Note Agent or any Noteholder of any Note Debt,(A) (i) all proceeds of Working Capital Collateral and (ii) all Insurance Proceeds in connection with a casualty event with respect to Working Capital Collateral shall each be applied to the GMAC Facility Debt prior to the application of any such proceeds to the Note Debt; and (B) (i) all proceeds of Note Collateral and (ii) Insurance Proceeds in connection with a casualty event with respect to Note Collateral shall each be applied to the Note Debt prior to the application of any such proceeds to the GMAC Facility Debt; provided, however, that in all other cases such proceeds shall be applied (I) with respect to Working Capital Collateral, as set forth in the GMAC Facility Loan Agreement, and (II) with respect to Note Collateral, as set forth in the Note Agreement.  All proceeds of (x) the Working Capital Collateral received by GMAC Facility Agent or the GMAC Facility Lenders after the GMAC Facility Debt has been paid in full in cash and the GMAC Facility Loan Documents have been irrevocably terminated shall be forthwith paid over, in the funds and currency received, to the Note Agent for application to the Note Debt (unless otherwise required by law) and (y) the Note Collateral received by Note Agent after the Note Debt has been paid in full in cash shall be forthwith paid over, in the funds and currency received, to the GMAC Facility Agent for application to the GMAC Facility Debt (but only to the extent that the GMAC Facility Agent has a Lien therein and unless otherwise required by law).  For purposes of this Section 2.4, payments made by the Obligors to Note Agent and the Noteholders in respect of the Note Debt with proceeds of loans by GMAC Facility Lenders to GMAC Borrowers shall not be construed to constitute proceeds of Working Capital Collateral.

2.5.                              Neither Agent shall be responsible to the other Agent for perfecting or maintaining the perfection of any Lien in and to any item constituting the Collateral in which the other Agent has been granted a Lien.  The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Agents and shall not impose on either Agent any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.  Subject to the terms of this Intercreditor Agreement, Note Agent agrees that it will not contest (and will not support any other Person in contesting) the validity, perfection, priority or enforceability of the Liens of GMAC Facility Agent in the Collateral and GMAC Facility Agent agrees that it will not contest (and will not support any other Person in contesting) the validity, perfection, priority or enforceability of the Liens of Note Agent in the Collateral.

2.6.                              In the event that either Agent shall, in the exercise of its rights under its Agreements or otherwise, receive possession or control of any books and records of any Obligor which contain information identifying or pertaining to any Collateral in which the other Agent has been granted a Lien, the Agent shall notify the other Agent that it has received such books and records and shall, as promptly as practicable thereafter, make available to the Agent such books and records for inspection and duplication, provided that all reasonable out-of-pocket expenses incurred by the Agent in connection with making such books and records available to the other Agent shall be paid by the recipient Agent.

2.7.                              Subject to the terms and conditions set forth in this Intercreditor Agreement, GMAC Facility Agent shall have the exclusive right to manage, perform and enforce its rights and remedies with respect to the Working Capital Collateral, to exercise and enforce all privileges and rights with respect thereto according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Working Capital Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Working Capital Collateral. Subject to the terms and conditions set forth in this Intercreditor Agreement, Note Agent shall have the exclusive right to manage, perform and enforce its rights and remedies with respect to the Note Collateral, to exercise and enforce all privileges and rights with respect thereto according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Note Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Note Collateral.

2.8.                              (A)                              Notwithstanding anything to the contrary contained in any of the Agreements but subject to Sections 2.9 and 2.10, prior to the time when GMAC Facility Lenders shall have received payment in full of all GMAC Facility Debt in cash and the GMAC Facility Loan Documents shall have been irrevocably terminated, during the continuance of a Release Event (GMAC) only the GMAC Facility Agent and the GMAC Facility Lenders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Working Capital Collateral. In addition, the Obligors and the Lenders agree that any Asset Sale (as such term is defined in the Note Agreement) with respect to the sale, casualty or other disposition of Working Capital Collateral requiring a mandatory redemption of the Note Debt under Section 4.11 of the Note Agreement shall also require a mandatory prepayment under Section 2.13 of the GMAC Facility Loan Agreement.

(B)                                Notwithstanding anything to the contrary contained in any of the Agreements but subject to Sections 2.9 and 2.10, prior to the time when Noteholders shall have received payment in full of all Note Debt in cash, during the continuance of a Release Event (Note) only the Note Agent and the Noteholders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Note Collateral.

2.9.                              (A) Note Agent shall, at any time during the continuance of a Release Event (GMAC):

(a)                                  upon the request of the GMAC Facility Agent with respect to the Working Capital Collateral identified in such request as set forth below (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or cause to be released, or otherwise terminate or cause to be terminated, its Liens on such Working Capital Collateral, to the extent such Working Capital Collateral is to be sold or otherwise disposed of either by (i) the GMAC Facility Agent or its agents, or (ii) any Obligor with the consent of the GMAC Facility Agent or the GMAC Facility Lenders;

(b)                                 deliver such release documents as the GMAC Facility Agent may reasonably require (which shall be prepared by the GMAC Facility Agent at its expense) in connection therewith; provided that:

(i)                                     such release shall not extend to or otherwise affect any of the rights of the Note Agent and the Noteholders to the proceeds from any such sale or other disposition of Working Capital Collateral, except to the extent such proceeds are applied in accordance with Section 2.9(A)(b)(ii),

(ii)                                  the GMAC Facility Agent and the GMAC Facility Lenders Lender shall promptly apply such proceeds as specified in the GMAC Facility Loan Agreement,

(iii)                               if any such sale or disposition results in a surplus after application of the proceeds to the GMAC Facility Debt, such surplus shall be paid to the Note Agent, the Trustee and the Noteholders, and

(iv)                              no such release documents shall be delivered (A) to any Obligor or (B) more than two (2) business days prior to the date of the closing of the sale or disposition of such Working Capital Collateral; provided, further, that if the closing of the sale or disposition of such Working Capital Collateral is not consummated within five (5) business days of the proposed date of the closing of the sale or disposition of the Working Capital Collateral, the GMAC Facility Agent shall promptly return all release documents to the Note Agent; and

(c)                                  be deemed to have consented under the Agreements to which the Note Agent is a party to such sale or other disposition.

(B)                                GMAC Facility Agent shall, at any time during the continuance of a Release Event (Notes):

(a)                                  upon the request of the Note Agent with respect to the Note Collateral identified in such request as set forth below (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), release or cause to be released, or otherwise terminate or cause to be terminated, its Liens on such Note Collateral, to the extent such Note Collateral is to be sold or otherwise disposed of either by (i) the Note Agent or its agents, or (ii) any Obligor with the consent of the Note Agent or the Noteholders;

(b)                                 deliver such release documents as the Note Agent may reasonably require (which shall be prepared by the Note Agent at its expense) in connection therewith; provided that:

(i)                                     such release shall not extend to or otherwise affect any of the rights of the GMAC Facility Agent and the GMAC Facility Lenders to the proceeds from any such sale or other disposition of Note Collateral, except to the extent such proceeds are applied in accordance with Section 2.9(B)(b)(ii),

(ii)                                  the Note Agent and the Noteholders shall promptly apply such proceeds as specified in the Note Documents,

(iii)                               if any such sale or disposition results in a surplus after application of the proceeds to redeem the Note Debt in full in cash, such surplus shall be paid to the GMAC Facility Agent and the GMAC Facility Lenders, and

(iv)                              no such release documents shall be delivered (A) to any Obligor or (B) more than two (2) business days prior to the date of the closing of the sale or disposition of such Note Collateral; provided, further, that if the closing of the sale or disposition of such Note Collateral is not consummated within five (5) business days of the proposed date of the closing of the sale or disposition of the Note Collateral, the Note Agent shall promptly return all release documents to the GMAC Facility Agent; and

(c)                                  be deemed to have consented under the Agreements to which the GMAC Facility Agent is a party to such sale or other disposition.

The effectiveness of any such release or termination by the GMAC Facility Agent and/or the Note Agent shall be subject to the sale or other disposition of the Collateral described in such request and on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within five (5) business days of the anticipated closing date.  In any sale or other disposition of any of the Collateral by an Agent, such Agent shall conduct such sale or other disposition in a commercially reasonable manner.  Subject to the immediately preceding sentence, each Agent waives any and all rights to affect the method or challenge the appropriateness of any such action by the other Agent.  Each Agent hereby irrevocably appoints the other Agent as its attorney-in-fact (coupled with an interest) to execute and deliver (at the appointing Agent’s sole cost and expense) all instruments, releases and other agreements that are, in the other Agent’s good faith judgment, necessary or appropriate to effect the appointing Agent’s compliance with this Section 2.9; provided, however, that each Agent agrees not to exercise any of its rights under the foregoing appointment unless and until such Agent shall have requested in writing the delivery of the subject release documents pursuant to the terms and conditions of this Section 2.9 and the appointing Agent shall not have complied promptly with its obligations under this Section 2.9 (with promptness to be measured given the circumstances of the subject sale or disposition transaction).

2.10.                        (A)                              Except as specifically provided in this Section 2.10 and subject to the provisions of Section 2.2, notwithstanding any rights or remedies available to Note Agent under any of the Note Documents, applicable law or otherwise, prior to the time that GMAC Facility Lenders shall have received the payment in full of all GMAC Facility Debt in cash and the GMAC Facility Loan Documents shall have been irrevocably terminated, Note Agent shall not, directly or indirectly, take any Lien Enforcement Action with respect to any of the Collateral.  In the event of any Event of Default (as defined in the Note Agreement), commencing on the date which is (x) ninety (90) days after the date the Collateral Agent gives notice to the GMAC Facility Agent of the occurrence of such Event of Default under the Note Documents and/or (y) ninety (90) days after (I) the Collateral Agent gives notice to the GMAC Facility Agent of the occurrence of such Event of Default under the Note Documents and (II) the

Note Agent delivers a written declaration to the GMAC Facility Agent that the Note Agent and/or the Noteholders intend to take Lien Enforcement Action with respect to such Event of Default (unless any Obligor is subject to an Insolvency Proceeding by reason of which any Lien Enforcement Action is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), then, upon five (5) business days prior written notice to GMAC Facility Agent (which notice may be given by Note Agent separately from, but at any time after the delivery by Note Agent of, the written declaration and written demand referred to above), the Note Agent and/or the Noteholders may take action to enforce their Liens (i) on the Note Collateral in the event that the declaration set forth in clause (x) above has been delivered and (ii) on any Collateral in the event that the declaration set forth in clause (y) above has been delivered, but (with respect to the enforcement of Liens on the Working Capital Collateral) only so long as GMAC Facility Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, the Working Capital Collateral (including, without limitation, any of the following: commencement of a Lien Enforcement Action with respect to the Working Capital Collateral, solicitation of bids from third parties to conduct the liquidation of the Working Capital Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling the Working Capital Collateral, notification of accounts debtors to make payments to GMAC Facility Agent or its agents, any action to take possession of the Working Capital Collateral or commencement of any legal proceedings or actions against or with respect to the Working Capital Collateral).  In any sale or other disposition of any of the Collateral by the Note Agent, the Note Agent shall conduct such sale or other disposition in a commercially reasonable manner.  Subject to the immediately preceding sentence, the GMAC Facility Agent waives any and all rights to affect the method or challenge the appropriateness of any such action by the Note Agent.  Subject to the provisions of Section 2.2, all proceeds from any sale or other disposition of the Working Capital Collateral under this Section 2.10 shall be applied as specified in Section 2.4 hereof.  The GMAC Facility Agent does not hereby waive its right to foreclose its Lien after any sale by the Note Agent under its Lien.  The Note Agent shall hold any proceeds of the Lien in the Working Capital Collateral in trust for the GMAC Facility Agent and shall turn over such proceeds to be applied as provided in the GMAC Facility Loan Documents.  In the event Note Agent has commenced any actions to enforce its Lien on any Collateral to the extent permitted hereunder and is diligently pursuing such actions, GMAC Facility Agent shall not take any action of a similar nature with respect to such Collateral, subject to the rights of GMAC Facility Agent under Section 2.11.

(B)                                Except as specifically provided in this Section 2.10 and subject to the provisions of Section 2.2, notwithstanding any rights or remedies available to GMAC Facility Agent under any of the GMAC Facility Loan Documents, applicable law or otherwise, prior to the time that Noteholders shall have received the payment in full of all Note Debt in cash, GMAC Facility Agent shall not, directly or indirectly, take any Lien Enforcement Action with respect to any of the Note Collateral.  In the event of any Event of Default (as defined in the GMAC Facility Loan Agreement), commencing on the date which is one hundred and fifty (150) days after the date the GMAC Facility Agent gives notice to the Note Agent of such Event of Default under the GMAC Facility Loan Documents (unless any Obligor is subject to an

Insolvency Proceeding by reason of which any Lien Enforcement Action is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding),

then, upon five (5) business days prior written notice to Note Agent (which notice may be given by GMAC Facility Agent separately from, but at any time after the delivery by GMAC Facility Agent of, the written notice referred to above), the GMAC Facility Agent and/or the GMAC Facility Lenders may take action to enforce their Liens on the Note Collateral but only so long as Note Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, the Note Collateral (including, without limitation, any of the following:  commencement of a Lien Enforcement Action with respect to the Note Collateral, solicitation of bids from third parties to conduct the liquidation of the Note Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling the Note Collateral, any action to take possession of the Note Collateral or commencement of any legal proceedings or actions against or with respect to the Note Collateral).  In the event GMAC Facility Agent has commenced any actions to enforce its Lien on any Note Collateral to the extent permitted hereunder and is diligently pursuing such actions, Note Agent shall not take any action of a similar nature with respect to such Collateral.  In any sale or other disposition of any of the Note Collateral by the GMAC Facility Agent, the GMAC Facility Agent shall conduct such sale or other disposition in a commercially reasonable manner.  Subject to the immediately preceding sentence, the Note Agent waives any and all rights to affect the method or challenge the appropriateness of any such action by the GMAC Facility Agent.  Subject to the provisions of Section 2.2, all proceeds from any sale or other disposition of the Note Collateral under this Section 2.10 shall be applied as specified in Section 2.4 hereof.  The Note Agent does not hereby waive its right to foreclose its Lien after any sale by the GMAC Facility Agent under its Lien.  The GMAC Facility Agent shall hold any proceeds of the Lien in the Note Collateral in trust for the Note Agent and shall turn over such proceeds to be applied as provided in the Note Documents.  Except as set forth in the last sentence of Section 2.10(A), nothing in this Section 2.10 shall limit or affect the exercise of rights and remedies by the GMAC Facility Agent against the Working Capital Collateral.

2.11.                        In the event Note Agent or any Noteholder shall acquire control or possession of any Collateral consisting of real property (the “Premises”) or shall, through the exercise of remedies under the Note Documents or otherwise, sell any of the Premises to any third party (a “Third Party Purchaser”), such Note Agent and/or Noteholder shall permit GMAC Facility Agent (or use its commercially reasonable efforts to require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit GMAC Facility Agent) at its option to enter any of the Premises under such control or possession (or sold to a Third Party Purchaser) in order to inspect, remove or take any action with respect to the Working Capital Collateral (including manufacturing or processing raw materials or work-in-process into finished inventory) or to enforce GMAC Facility Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Working Capital Collateral and the examination and duplication of any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of books and records of Obligors related to the Working Capital Collateral or to otherwise handle, deal with or dispose of any Working Capital Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions on any premises included as part of the Collateral.  Without limiting the foregoing, Note Agent will not interfere with, or prevent GMAC Facility Agent from entering the Premises of any Obligor as permitted under the GMAC Facility Agreement at any time prior to Note Agent acquiring control or possession of any of the Collateral.

2.12.                        The rights of GMAC Facility Agent set forth in Section 2.11 above with respect to any Premises shall continue until the date one hundred and twenty (120) days after the date GMAC Facility Agent receives written notice from Note Agent that Note Agent has control or possession of such Premises (except, that such one hundred twenty (120) day period shall be reduced to ninety (90) days to the extent that such Premises are the subject of an executed bona fide contract of sale pursuant to which possession of such Premises is required to be delivered to the purchaser thereof prior to the expiration of such 120 day period).  The time periods set forth herein shall be tolled during the pendency of any proceeding of Obligor under the U.S. Bankruptcy Code or other proceedings pursuant to which both GMAC Facility Agent and the Note Agent are effectively stayed from enforcing their rights against the Collateral.  In no event shall Note Agent take any action to interfere, limit or restrict the rights of GMAC Facility Agent, or the exercise of such rights by GMAC Facility Agent to have access to such Premises under such possession or control prior to the expiration of such periods.

2.13.                        Solely for the period of actual occupation and control by GMAC Facility Agent, its agents or representatives, of the Premises during the access and use period permitted by Section 2.12 above, GMAC Facility Agent shall (a) repair at its expense any physical damage to such Premises resulting from any act or omission of GMAC Facility Agent or its agents or representatives pursuant to such access, occupancy, use or control of such Premises and (b) leave the Premises in a condition substantially similar to the condition of such Premises prior to the date of the commencement of the use thereof by GMAC Facility Agent.

2.14.                        (a)                                  GMAC Facility Agent shall indemnify and hold harmless Note Agent from and against (a) any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by any third party as a result of any acts or omissions by GMAC Facility Agent, or any of its agents or representatives, in connection with the exercise by GMAC Facility Agent of the rights of access set forth in Section 2.12 above, (b) any damage to any Collateral caused by any act of GMAC Facility Agent or its agents or representatives (other than employees of any Obligor unless any such employee of the Obligor is acting on behalf of GMAC Facility Agent) and (c) any injury resulting from any release of hazardous materials on such Premises or arising in connection with the investigation, removal, clean-up and/or remediation of any hazardous material at such Premises caused by the access, occupancy, use or control of such Premises by GMAC Facility Agent, or any of its agents or representatives.  In no event shall GMAC Facility Agent have any liability to Note Agent or any Third Party Purchaser pursuant to this Section 2.14 or otherwise as a result of any condition on or with respect to such Premises existing prior to the date of the exercise by GMAC Facility Agent of its rights under Section 2.12 and GMAC Facility Agent shall have no duty or liability to maintain such Premises in a condition or manner better than that in which it was maintained prior to the access and/or use thereof by GMAC Facility Agent.

(b)                                 For any period during which Note Agent controls or possesses any of the Premises in which any Working Capital Collateral is located, Note Agent shall indemnify and hold harmless GMAC Facility Agent from and against any damage to any Working Capital Collateral solely to the extent of any damage caused by the gross negligence or willful misconduct of Note Agent or its agents or representatives (other than employees of the Obligor unless any such employee is acting on behalf of Note Agent).

2.15.                        Notwithstanding any contrary provision of any of the GMAC Facility Loan Documents or Note Documents, the Lenders agree as follows with respect to any insurance on the Collateral:

(a)                                  Each Lender agrees that the other Lender shall be entitled to obtain loss payee endorsements and additional insured status with respect to all policies of insurance now or hereafter obtained by any Obligor insuring casualty or other loss to any property of the Obligors in which either Lender may have a Lien, and, in connection therewith, to file claims, settle disputes, make adjustments and take any and all other actions otherwise then permitted to each party hereto in regard thereto which it may then deem advisable with respect to any Collateral in which it has a Lien. The rights and priorities of the Lenders to any Insurance Proceeds shall be as provided in this Agreement.

(b)                                 Any Insurance Proceeds with respect to the Working Capital Collateral shall be deemed part of the Working Capital Collateral, and the rights and priorities of the Lenders to any Insurance Proceeds with respect to the Working Capital Collateral shall be the same as with respect to the Working Capital Collateral.

(c)                                  Any Insurance Proceeds with respect to the Note Collateral shall be deemed part of the Note Collateral, and the rights and priorities of the Lenders to any Insurance Proceeds with respect to the Note Collateral shall be the same as with respect to the Note Collateral.

2.16.                        Section 2.10 shall not be construed to in any way limit or impair the right of: (i) any Lender to bid for (but not, credit bid if the making of such credit bid or the consummation of such credit bid would result in the Lien of the GMAC Facility Agent or the Note Agent, as the case may be, being terminated, released or subordinated to any Person) or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Lender, (ii) Note Agent to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Working Capital Collateral initiated by GMAC Facility Agent, so long as it does not delay or interfere with the exercise by GMAC Facility Agent of its rights as provided in this Intercreditor Agreement, (iii) Note Agent’s and Noteholders’ right to receive any remaining proceeds of Working Capital Collateral after satisfaction and payment in full in cash of all GMAC Facility Debt and the irrevocable termination of the GMAC Facility Loan Documents, (iv) GMAC Facility Agent to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Note Collateral initiated by Note Agent, so long as it does not delay or interfere with the exercise by Note Agent of its rights as provided in this Intercreditor Agreement, and (v) GMAC Facility

Agent’s and GMAC Facility Lenders’ right to receive any remaining proceeds of Note Collateral after satisfaction and payment in full in cash of all Note Debt.

2.17.                        If GMAC Facility Lenders should honor a request by any GMAC Borrower for a loan, advance or other financial accommodation under the GMAC Facility Loan Documents, whether or not GMAC Facility Lenders have knowledge that such loan, advance or other financial accommodation will be used for a purpose which would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under the Note Documents, in no event shall GMAC Facility Lenders have any liability to Note Agent and/or the Noteholders as a result of such breach, and without limiting the generality of the foregoing, Note Agent, on behalf of itself and the Noteholders, agrees that GMAC Facility Lenders shall not have any liability for tortious interference with contractual relations or for inducement by GMAC Facility Lenders of any Borrower to breach of contract or otherwise.  Nothing contained in this Section 2.17 shall limit or waive any right that Note Agent has to enforce any of the provisions of the Note Documents against any Obligor.

2.18.                        Each Agent shall give to the other Agent concurrently with the giving thereof to any Obligor, a copy of any written notice by such Agent of (x) an event of default under its Agreements, (y) demand of payment, or (z) at any time an event of default under such Agent’s Agreements exists stating such Agent’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided that the failure of either Agent to give notice as required hereby shall not affect the relative priorities of the Agents’ respective Liens as provided herein or the validity or effectiveness of any such notice as against any Obligor.

3.                                       NOTEHOLDERS’ PURCHASE OPTION

3.1.                              Upon the occurrence and during the continuance of (i) an acceleration of the GMAC Facility Debt under the GMAC Facility Loan Agreement; or (ii) a Lien Enforcement Action on the part of the GMAC Facility Agent, any or all of the Noteholders, acting as a single purchaser group, shall have the option at any time upon five (5) business days prior written notice (each such notice, a “Note Agent Notice”) from Note Agent to GMAC Facility Agent to purchase all of the GMAC Facility Debt from the GMAC Facility Lenders.  Such Note Agent Notice to GMAC Facility Agent shall be irrevocable.

3.2.                              On the date specified by Note Agent in such Note Agent Notice (which shall not be less than five (5) business days, nor more than ten (10) business days, after the receipt by GMAC Facility Agent of the Note Agent Notice from Note Agent of the election by the Noteholders to exercise such option), GMAC Facility Lenders shall sell to Noteholders, and Noteholders shall purchase from GMAC Facility Lenders, the GMAC Facility Debt.  The GMAC Facility Agent hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

3.3.                              Upon the date of such purchase and sale, Noteholders shall (i) pay to GMAC Facility Agent as the purchase price therefor (the “Purchase Price”) the full amount of the GMAC Facility Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any early termination fee or prepayment fee), (ii) furnish cash collateral to GMAC Facility Agent in such amounts as GMAC Facility Agent determines is reasonably necessary to secure GMAC Facility Lenders in connection with any issued and outstanding letters of credit provided by GMAC Facility Agent (or letters of credit that GMAC Facility Agent has arranged to be provided by third parties pursuant to the financing arrangements of GMAC Facility Lenders with any Obligor) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse GMAC Facility Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the GMAC Facility Debt, and/or as to which GMAC Facility Lenders have not yet received final payment,  (iv) agree to pay to GMAC Facility Lenders any early termination fee or prepayment fee payable in connection with the GMAC Facility Loan Document within three (3) business days of the receipt of same by the Note Agent and/or Noteholders, after the payment in full in cash to Noteholders of the Note Debt and the GMAC Facility Debt purchased by Noteholders pursuant to this Section 3, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses, but excluding any early termination fee (whether owing under the GMAC Facility Loan Documents or the Note Documents) or prepayment fee (whether owing under the GMAC Facility Loan Documents or the Note Documents)), provided that (x) the notice of termination is received by the Note Agent or (y) the effective date of termination occurs, within ninety (90) days after the effective date of the purchase of the GMAC Facility Debt by the Noteholders.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of GMAC Facility Agent, as GMAC Facility Agent may designate in writing to Note Agent for such purpose.  Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Noteholders to the bank account designated by GMAC Facility Agent are received in such bank account no later than 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid to the bank account designated by GMAC Facility Agent are received in such bank account later than 1:00 p.m., New York City time.

3.4.                              Such purchase shall be expressly made without representation or warranty of any kind by GMAC Facility Lenders as to the GMAC Facility Debt or otherwise and without recourse to GMAC Facility Lenders, except that GMAC Facility Lenders shall represent and warrant: (i) the amount of the GMAC Facility Debt being purchased, (ii) that GMAC Facility Lenders will transfer the GMAC Facility Debt to the Noteholders Lenders free and clear of any Liens or encumbrances and (iii) GMAC Facility Lenders have the right to assign the GMAC Facility Debt and the assignment is duly authorized.

4.                                       MISCELLANEOUS

4.1                                 Representations.

(a)                                  Note Agent represents and warrants to GMAC Facility Agent and GMAC Facility Lenders that:

(i)                                     the execution, delivery and performance of this Intercreditor Agreement by Note Agent is within the powers of Note Agent pursuant to the Note Agreement, has been duly authorized by Note Agent, and, to its knowledge without independent investigation, does not contravene any law or any provision of any of the Note Documents;

(ii)                                  this Intercreditor Agreement constitutes the legal, valid and binding obligations of Note Agent, enforceable in accordance with its terms and shall be binding on it; and

(iii)                               the Note Agent is authorized by and has been directed by the Noteholders to enter into this Intercreditor Agreement on behalf of the Noteholders.

(b)                                 GMAC Facility Agent hereby represents and warrants to Note Agent and Noteholders that:

(i)                                     the execution, delivery and performance of this Intercreditor Agreement by GMAC Facility Agent is within the powers of GMAC Facility Agent, has been duly authorized by GMAC Facility Agent and does not contravene any law, any provision of the GMAC Facility Loan Documents or any agreement to which GMAC Facility Agent is a party or by which it is bound;

(ii)                                  this Intercreditor Agreement constitutes the legal, valid and binding obligations of GMAC Facility Agent, enforceable in accordance with its terms and shall be binding on it; and

(iii)                               the GMAC Facility Agent is authorized by the GMAC Facility Lenders to enter into this Intercreditor Agreement on behalf of the GMAC Facility Lenders.

4.2                                 Amendments.  Any waiver, permit, consent or approval by either Agent of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby.  Any amendment of this Intercreditor Agreement must be in writing and signed by GMAC Facility Agent and Note Agent.  Promptly after the execution of any amendment to any of the Agreements, the applicable Agent signatory to such amendment agrees to use commercially reasonable efforts to notify the other Agent of such amendment.

4.3                                 Successors and Assigns.

(a)                                  This Intercreditor Agreement shall be binding upon each of the Agents and its respective successors and assigns and shall inure to the benefit of each of the Agents and its respective successors, participants and assigns.

(b)                                 To the extent permitted in their respective Agreements, each of the Lenders reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the GMAC Facility Debt or the Note Debt, as the case may be; provided that neither Agent shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the GMAC Facility Debt or the Note Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Lender with which it is a participant, and any sale of a participation in either the GMAC Facility Debt or the Note Debt shall be expressly made subject to the provisions of this Intercreditor Agreement (including, without limitation, Section 3).

(c)                                  In connection with any participation or other transfer or assignment, a Lender (i) may, subject to its respective Agreement, disclose to such assignee, participant or other transferee or assignee all documents and information which such Lender now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

(d)                                 In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Note Debt or the GMAC Facility Debt, as the case may be, shall execute and deliver to each of the Agents, at the request of the Agents, a written acknowledgment of receipt of a copy of this Intercreditor Agreement and the written agreement by such Person to be bound by the terms of this Intercreditor Agreement.

(e)                                  In connection with any assignment or transfer of any or all of the rights of GMAC Facility Agent or any refinancing of the GMAC Facility Debt, Note Agent agrees to execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, and the modification of defined terms and section references, in each case as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third Person who succeeds to or refinances, replaces or substitutes for any or all of GMAC Facility Agent’s rights whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle.  In connection with any assignment or transfer of any or all of the rights of Note Agent, GMAC Facility Agent agrees to execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement identical to this Intercreditor Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any third Person who succeeds to or refinances, replaces or substitutes for any or all of Note Agent’s rights whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle.

4.4                                 Insolvency.  (a) This Intercreditor Agreement shall be applicable both before and after any Insolvency Proceeding, to include the filing of any petition by or against any Obligor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to an Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as debtor-in-possession.  The relative rights of GMAC Facility Agent and the GMAC Facility Lenders, on the one hand, and Note Agent and the Noteholders, on the other hand, in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Obligors, or any of them, as debtor(s)-in-possession.

(b)                                 If, in any Insolvency Proceeding, debt obligations of any reorganized Obligor secured by Liens upon any property of the reorganized Obligor are distributed, both on account of the GMAC Facility Debt and the Note Debt, then, to the extent the debt obligations distributed on account of the GMAC Facility Debt and the Note Debt are secured by Liens upon the same property or type of property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such obligations.

(c)                                  Neither the Note Agent nor any Noteholders will assert or enforce, until the GMAC Facility Debt is paid in full in cash (and any commitments under the GMAC Facility Loan Agreement are terminated), any claim under §506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens of the GMAC Facility Agent on the Working Capital Collateral for costs or expenses of preserving or disposing of any Collateral.

4.5                                 Bankruptcy Financing.

(a)                                  If any Obligor shall become subject to any Insolvency Proceeding, to include a case under the U.S. Bankruptcy Code and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by GMAC Facility Agent and/or any of the GMAC Facility Lenders (collectively, the “DIP Lender”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the U.S. Bankruptcy Code, Note Agent, on behalf of Noteholders, agrees that no objection will be raised by Noteholders to any such financing on the grounds of a failure to provide “adequate protection” for the Liens of Note Agent so long as (A) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (B) Note Agent retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, which for avoidance of doubt is a subordinate Lien to the Lien of the GMAC Facility Agent in the Working Capital Collateral securing the GMAC Facility Debt, including any debtor-in-possession financing which complies with this Section 4.5, (C) Note Agent receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, which for avoidance of doubt is a subordinate Lien to the Lien of the GMAC Facility Agent in the Working Capital Collateral  securing the GMAC Facility Debt, including any debtor-in-possession financing which complies with this Section 4.5, (D) neither the GMAC Facility Agent or any Lender (including the DIP Lender) shall receive any Liens (including replacement Liens) on any post-petition assets constituting Note Collateral (including proceeds of any assets constituting Note Collateral arising after the commencement of the proceeding in connection with such Insolvency or Liquidation Proceedings) unless such Liens are subordinated to the Liens (including replacement Liens) of the Agent with the same priority as existed prior to the commencement of the proceeding in connection with such Insolvency or Liquidation Proceedings pursuant to the terms of this Intercreditor Agreement, (E) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition GMAC Facility Debt shall not exceed the Maximum GMAC Facility Debt, and (F) as between the GMAC Facility Agent and the GMAC Facility Lenders, on the one hand, and the Note Agent and the Noteholders, on the other hand, such financing or use of cash collateral is subject to the terms of this Intercreditor Agreement.

(b)                                 Nothing contained herein shall be deemed to limit the rights of the Noteholders to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide “adequate protection” for the Liens of the Note Agent.

(c)                                  For purposes of this Section 4.5, notice of a proposed financing or use of cash collateral shall be deemed given when given in accordance with Section 4.7.

4.6                                 Agent for Perfection.  Each Agent hereby appoints the other Agent as agent for the purposes of perfecting such Agent’s Liens in and on any of the Collateral in the possession or control of the other Agent and each other Agent hereby agrees to such appointment; provided that the Agent in the possession or control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling Agent hereby waives and releases the other Agent from, all claims and liabilities arising pursuant to the possessing or controlling Agent’s role as agent with respect to the Collateral, so long as the possessing or controlling Agent shall use the same degree of care with respect thereto as the possessing or controlling Agent uses for similar property pledged to the possessing or controlling Agent as collateral for indebtedness of others to the possessing or controlling Agent.  After GMAC Facility Lenders have received final payment in full of all of the GMAC Facility Debt and the GMAC Facility Loan Documents have been irrevocably terminated, GMAC Facility Agent shall deliver the remainder of the Collateral, if any, in its possession to Note Agent, except as may otherwise be required by applicable law or court order. After Noteholders have received final payment in full of all of the Note Debt, Note Agent shall (to the extent that GMAC Facility Agent has a Lien therein) deliver the remainder of the Collateral, if any, in its possession to GMAC Facility Agent, except as may otherwise be required by applicable law or court order.

4.7                                 Notices.  All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received:  if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section 4.7):

To GMAC Facility Agent:	GMAC Commercial Finance LLC 1290 Avenue of the Americas, 3rd Floor New York, NY 10104 Attention:Portfolio Manager/Edgen Facsimile: (212) 884-7692 Telephone: (212) 884-7000

With copies to:	GMAC Commercial Finance LLC 1290 Avenue of the Americas, 3rd Floor New York, NY 10104 Attention:Scott Yablonowitz, Esq. Facsimile: (212) 884-7693 Telephone: (212) 884-7187

And:	Hahn & Hessen LLP 488 Madison Avenue New York, NY 10022 Attention:Leonard Lee Podair, Esq. Facsimile: (212) 478-7400 Telephone: (212) 478-7200

To Note Agent or the Trustee:	The Bank of New York 101 Barclay Street Floor 8W New York, New York 10286 Attn: Corporate Trust Administration Facsimile: (212) 815-5707 Telephone: (212) 815-4770

With copies to:	Jefferies & Company, Inc. 520 Madison Avenue, 12th Floor New York, New York 10022 Attn: Lloyd H. Feller, Esq. Facsimile: (212)

And:	Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019-5820 Attn: Ronald S. Brody, Esq. Facsimile: (212) 262-1910

Either Agent may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Agent in conformity with this Section 4.7, but such change shall not be effective until notice of such change has been received by the other Agent.

4.8                                 Waiver of Marshalling. Each Lender hereby waives any right to require the other Lender to marshal any security or collateral or otherwise to compel the other Lender to seek recourse against or satisfaction of the indebtedness and obligations owed to it from one source before seeking recourse or satisfaction from another source.

4.9                                 Counterparts.  This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

4.10                           Governing Law.  The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

4.11                           Consent to Jurisdiction; Waiver of Jury Trial.  EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS INTERCREDITOR AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS INTERCREDITOR AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

4.12                           Complete Agreement.  This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

4.13                           No Third Parties Benefited.  Except as expressly provided in Section 4.3 and consents which are deemed to have been given under Section 2.9, this Intercreditor Agreement is solely for the benefit of the Agents and their respective successors, participants and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

4.14                           Disclosures; Non-Reliance.  Each Agent has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of the Obligors and neither Agent shall have any obligation or duty to disclose any such information to the other Agent.  Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Note Debt or the GMAC Facility Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor’s title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

4.15                           Terms.  This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the payment in full of the GMAC Facility Debt and Note Debt and the irrevocable termination of the respective Agreements.

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IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

GMAC COMMERCIAL FINANCE LLC,
as GMAC Facility Agent

By:	/s/ Frank DiCeglie
Name: Frank DiCeglie
Title: Director

THE BANK OF NEW YORK,
not in its individual capacity, but solely as
Trustee and Note Agent

By:	/s/ Geovanni Barris
Name: Geovanni Barris
Title: Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that either Agent holding Collateral does so as agent (under the UCC) for the other Agent which has a Lien on such Collateral and is hereby authorized to and may turn over to such other Agent upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to such Agent have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of this Intercreditor Agreement (except for a consent which is deemed to have been given by Note Agent under Section 2.9), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of either Agent to effectuate the provisions and purposes of this Intercreditor Agreement.

EDGEN CARBON PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Manager

EDGEN ALLOY PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Manager

EDGEN CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
	Title:	Secretary, Chief Financial Officer and Senior Vice President

EDGEN LOUISIANA CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
	Title:	Secretary, Chief Financial Officer and Senior Vice President